EXHIBIT 1


                           JOINT FILING AGREEMENT


           This Agreement is made and entered into as of June 30, 1998, by and among each of the undersigned.

           In accordance with Rule 13d-1(f) of the Securities Exchange Act of 1934, as amended, each of the parties hereto agrees with the other parties that the statement of Schedule 13D pertaining to certain securities of Livent Inc., to which this agreement is an exhibit, is filed by and on behalf of each such party and that any amendment thereto will be filed on behalf of each such party.


                                 LYNX VENTURES L.P.,
                                 LYNX VENTURES L.L.C.,
                                 THE OVITZ FAMILY LIMITED PARTNERSHIP,
                                 THE MICHAEL AND JUDY OVITZ REVOCABLE TRUST,
                                 MICHAEL S. OVITZ and ROY L. FURMAN
                                 pursuant to powers of attorney executed in favor of and granted and delivered to David R. Maisel, and David R. Maisel


                                 By:  David R. Maisel, on his own behalf and
                                      as attorney-in-fact for
                                      Lynx Ventures L.P.,
                                      Lynx Ventures L.L.C,
                                      The Ovitz Family Limited Partnership,
                                      The Michael and Judy Ovitz
                                      Revocable Trust, Michael S. Ovitz and
                                      Roy L. Furman



                                 By: /s/ David R. Maisel
                                 Name: David R. Maisel